UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2016

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 11, 2016, Murphy Oil Corporation held its annual meeting of stockholders.  The results of voting related to matters brought before stockholders are shown below.

Proposal 1 – Election of Directors

The directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

				Broker
	For	Against	Abstain	Non-Votes
T. Jay Collins	141,075,290	1,671,976	238,801	12,784,307
Steven A. Cossé	140,409,635	2,340,889	235,543	12,784,307
Claiborne P. Deming	140,267,308	2,482,256	236,503	12,784,307
Lawrence R. Dickerson	140,754,138	1,995,943	235,986	12,784,307
Roger W. Jenkins	140,754,454	1,997,759	233,854	12,784,307
James V. Kelley	140,370,074	2,378,841	237,152	12,784,307
Walentin Mirosh	140,710,518	2,038,634	236,915	12,784,307
R. Madison Murphy	139,819,605	2,932,941	233,521	12,784,307
Jeffrey W. Nolan	141,077,362	1,674,603	234,102	12,784,307
Neal E. Schmale	140,300,085	2,450,888	235,094	12,784,307
Laura A. Sugg	140,768,930	1,981,489	235,648	12,784,307
Caroline G. Theus	140,307,944	2,441,969	236,154	12,784,307

Proposal 2 – Advisory Vote to Approve Executive Compensation	138,634,581	4,018,207	333,279	12,784,307
Regarding an advisory vote on executive compensation, stockholders approved by vote the compensation of the Company’s named executive officers as shown.

Proposal 3 – Approve the Proposed 2017 Annual Incentive Plan	139,960,769	2,540,311	484,987	12,784,307
Regarding a vote to adopt the 2017 Annual Incentive Plan (2017 Plan) to replace the 2012 Annual Incentive Plan, stockholders approved by vote the 2017 Plan as shown.

Proposal 4 – Ratify KPMG LLP as independent Registered Public Accountant	154,044,811	1,633,580	91,983

The earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for 2016 was approved by the vote of stockholders as shown.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Keith Caldwell
Keith Caldwell
Senior Vice President and Controller

Date:  May 12, 2016